EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 1999




                                                                 Percentage of
                                   Jurisdiction of             Voting Securities
     Name                           Incorporation              Owned by Company
     ----                           -------------              ----------------

     M.O.C. Resources, Inc.             Nevada                        100%






































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